EXHIBIT 10.40

AMENDMENT

TO THE

EARLE M. JORGENSEN HOLDING COMPANY, INC. OPTION PLAN

WHEREAS, Earle M. Jorgensen Holding Company, Inc. (the “Company”) sponsors the Earle M. Jorgensen Holding Company, Inc. Option Plan (the “Plan”) for the benefit of its employees and directors; and

WHEREAS, the Company will change the methodology used to value its stock and the Company desires to preserve the value of awards granted under the Plan prior to the change in valuation methodology.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors of the Company in Section 8 of the Plan, the Plan is hereby amended effective as of December 16, 2004 in the following particulars:

I.

Section 5.1 of the Plan is amended to read as follows:

“5.1 NUMBER. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed Four Million (4,000,000) shares of Common Stock. The shares to be delivered under the Plan consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose.”

II.

The following shall be added as Section 5.4 to the Plan:

“5.4 ADJUSTMENT TO AWARDS RESULTING FROM CHANGE IN VALUATION METHODOLOGY. All Options that are outstanding on December 16, 2004 shall be adjusted as provided in this Section 5.4. Effective as of December 16, 2004, the adjusted exercise price per share of Common Stock for each such Option shall be the product of the current exercise price per share of Common Stock for the Option, multiplied by 0.5669, and rounded to the nearest $0.01. Effective as of December 16, 2004, the adjusted number of shares of Common Stock covered by each such Option that are available for exercise shall be the product of the current number of shares of Common Stock covered by the Option that are available for exercise, multiplied by 1.7641, and rounded to the nearest whole share. The Committee is authorized to make the adjustments provided in this Section 5.4.”

III.

In all other respects, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By:

Its:

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